CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS








As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into National Service Industries, Inc.'s previously filed Registration Statement covering the Lithonia Lighting Profit-Sharing and Retirement Plan for Salaried Employees.




/s/ Arthur Andersen LLP
    Arthur Andersen LLP



Atlanta, Georgia
July 13, 1995